Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned directors and/or officers of ConAgra Foods, Inc., a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of John F. Gehring, Robert F. Sharpe, Colleen Batcheler and Patrick D. Linehan, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (a) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 relating to the ConAgra Foods, Inc. Amended and Restated Voluntary Deferred Compensation Plan, (b) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (c) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 28th day of September, 2009.

/s/ Gary M. Rodkin	/s/ John F. Gehring

Gary M. Rodkin President, Chief Executive Officer and Director	John F. Gehring Executive Vice President and Chief Financial Officer

/s/ Patrick D. Linehan	/s/ Mogens C. Bay

Patrick D. Linehan Senior Vice President and Corporate Controller	Mogens C. Bay Director

/s/ Stephen G. Butler	/s/ Steven F. Goldstone

Stephen G. Butler Director	Steven F. Goldstone Director

/s/ Joie A. Gregor	/s/ Rajive Johri

Joie A. Gregor Director	Rajive Johri Director

/s/ W.G. Jurgensen	/s/ Richard H. Lenny

W.G. Jurgensen Director	Richard H. Lenny Director

/s/ Ruth Ann Marshall	/s/ Andrew J. Schindler

Ruth Ann Marshall Director	Andrew J. Schindler Director

/s/ Kenneth E. Stinson Kenneth E. Stinson Director